News Release – October 14, 2011
Franklin Financial Services Corporation
Kenneth C. Ditzler (717) 261-3665

Franklin Financial announces regular 4th Quarter dividend

(CHAMBERSBURG, PA) The Board of Directors of Franklin Financial Services Corporation declared a $.27 per share regular cash dividend for the fourth quarter of 2011.

Total regular cash dividends paid during 2011 will be $1.08 per share, matching the per share cash dividend paid during 2010. The fourth quarter cash dividend will be paid on November 23, 2011 to shareholders of record at the close of business on November 4.

           Franklin Financial is the largest independent, locally owned and operated bank holding company headquartered in Franklin County with approximately $1 billion in assets.  Its wholly-owned subsidiary, F&M Trust, has twenty-five community banking offices located throughout Cumberland, Franklin, Fulton, and Huntingdon Counties in Boiling Springs, Camp Hill, Carlisle, Chambersburg, Greencastle, Hustontown, Marion, McConnellsburg, Mont Alto, Marion, Newville, Orbisonia, Shippensburg, Warfordsburg and Waynesboro. Franklin Financial is listed on the over-the-counter market under the symbol FRAF.